SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2002

GEMSTAR – TV GUIDE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-24218 (Commission File Number)	95-4782077 (IRS Employer Identification No.)

135 North Los Robles Avenue,

Suite 800

Pasadena, California 91101

(Address of Principal Executive Offices and Zip Code)

(626) 792-5700
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANTS.

(a)(i) Effective October 30, 2002, Gemstar-TV Guide International, Inc. (the “Company”) dismissed KPMG LLP (“KPMG”) as the Company’s independent accountants.

(ii) The reports of KPMG on the Company’s consolidated financial statements for the fiscal year ended March 31, 2000, the nine-month period ended December 31, 2000 and the fiscal year ended December 31, 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii) The Audit Committee of the Board of Directors of the Company recommended, and the Board of Directors of the Company approved, the decision to change accountants on October 30, 2002.

(iv) Except as described below, during the Company’s fiscal year ended March 31, 2000, nine-month period ended December 31, 2000, fiscal year ended December 31, 2001 and the subsequent interim period preceding October 30, 2002, the Company has had no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference thereto in their report on the consolidated financial statements of the Company for such years.

Following the recommendation of the Audit Committee of the Company’s Board of Directors, the Company made a determination to restate its consolidated financial statements for the year ended December 31, 2001 to correct the accounting for the following transaction. KPMG has indicated to the Company that it disagrees with this determination.

The Company entered into a transaction comprised of a series of agreements beginning in the first quarter of 2001 and completed in the second quarter of 2001, in which the Company (1) acquired the intellectual property of a private company in exchange for $750,000 cash and advertising with a fair value of $20 million, and (2) paid $2 million in exchange for an option to purchase certain assets of the private company at a price of $3 million (the “Option”). The sellers of the intellectual property have the right to require the exercise of the Option if certain performance criteria are met.

Initially, the Company determined that the fair value of the intellectual property purchased was equal to the $750,000 cash paid to the sellers plus advertising with a fair value of $20 million granted to the sellers. In addition, the Option and related legal costs were recorded as an investment of $2.5 million. During 2001, the Company recognized $20 million of advertising revenue as it was used by the sellers and fully amortized the $20.75 million of intellectual property.

Notwithstanding the contractual terms of the transaction, the Company did not find sufficient contemporaneous evidence to justify the $20.75 million valuation for the intellectual property received. The intellectual property was not appraised at the time of the transaction. Given the substance of the negotiations considered as a whole, the Company concluded that the most reliable evidence of the valuation of the intellectual property was the cash component of the transaction negotiated and agreed upon by the parties. Consequently, the Company determined that the best evidence of the fair value of the intellectual property was $6 million, which was the total amount of cash consideration that the sellers had requested and could receive under the terms of the transaction. To date, the Company has paid $3 million to the sellers in connection with this transaction.

The Audit Committee discussed the subject matter of this disagreement with KPMG. Due to the disagreement between the Company and KPMG, KPMG asked the Company to seek guidance from the Office of the Chief Accountant of the Securities and Exchange Commission (the “OCA”) on the issue. The OCA was not able to make a recommendation on the disagreement. However, the OCA advised the Company because the Company made the decision to restate, the Company should proceed with the restatement.

In consultation with Ernst & Young LLP (“Ernst & Young”), the Company’s successor accountant, the Company anticipates restating its accounting of revenues recorded in connection with a license agreement with Scientific-Atlanta that expired in 1999 (see Section (b) below). As of October 30, 2002, KPMG had not indicated to the Company that it disagreed with the Company’s original accounting of this transaction, and the Company did not consult KPMG regarding the Company’s anticipated restatement of the accounting for this transaction. Consequently, the Company believes that KPMG may disagree with this determination.

The Company has authorized KPMG to respond fully to the inquiries of Ernst & Young, the Company’s successor accountant, concerning all matters including the matters discussed in this Section (a)(iv).

(v) Except as described below, during the Company’s fiscal year ended March 31, 2000, nine-month period ended December 31, 2000, fiscal year ended December 31, 2001 and subsequent interim period preceding October 30, 2002, the Company has had no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

In a letter to the Audit Committee dated June 1, 2001 written by KPMG in connection with its audit of the Company’s consolidated financial statements for the nine months ended December 31, 2000, KPMG noted certain matters involving internal control and the operation of the Company that KPMG considered to be reportable conditions under standards established by the American Institute of Certified Public Accountants. Specifically, KPMG noted that (1) the Company did not have a system that would permit a meaningful aging of newsstand wholesalers’ receivables for its TV Guide Distribution, Inc. business unit, (2) reports generated by the Company’s TV Guide Distribution, Inc. business unit did not always reconcile even though the data was generated from the same data source and (3) there were several significant deficiencies in the Company’s processes to safeguard and control cash balances. The Company subsequently corrected these issues to KPMG’s satisfaction. In addition, the Audit Committee discussed the subject matter of these issues with KPMG. The Company has authorized KPMG to respond fully to the inquiries of Ernst & Young, the Company’s successor accountant, concerning the subject matter of these issues.

(vi) On November 6, 2002, the Company provided KPMG with a copy of the disclosures made in Item 4 of this Current Report on Form 8-K and requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission (“SEC”) stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. The Company received a letter from KPMG on November 11, 2002 responding to the disclosures made in Item 4 of the Current Report on Form 8-K. A copy of KPMG’s letter to the SEC is attached to this Current Report on Form 8-K/A as Exhibit 16.1.

The Company believes that the statements set forth in KPMG’s letter of November 11, 2002 either do not require any response or are incomplete or inaccurate in the following respects:

Item 4(a)(iv)

Pages 1-2:

The Company disagrees with KPMG’s characterization of the facts relevant to the proper accounting treatment of the transaction for the reasons set forth in the Company’s Form 8-K filed November 6, 2002.

Page 1 bottom paragraph:

In its letter, KPMG asserts that unidentified representatives of management provided it with representations concerning the value of the assets surrendered and received in the transaction. During the course of its investigation, the Audit Committee and its counsel repeatedly requested access to KPMG workpapers and the opportunity to confer with KPMG so as to ensure that the Audit Committee was aware of all potentially relevant information concerning the transaction. These requests were reiterated before representatives of the Company and KPMG were scheduled to meet with the Office of Chief Accountant of the SEC in late October 2002, and the Company asked KPMG to identify any specific representations on which it was relying. These requests were denied or ignored by KPMG.

Page 2, paragraph 2:

The statement that the Audit Committee limited KPMG’s access to any information is inaccurate. KPMG was provided with all information pertinent to the Audit Committee’s review of the Transaction.

Page 2 paragraph 3:

The Company disagrees with KPMG’s assertion that “The Audit Committee and its counsel have given inconsistent and equivocal oral and written statements as to whether the Company has concluded that the Transaction or certain aspects of the Transaction were fraudulent.” The Audit Committee and its counsel have consistently advised both KPMG and representatives of the SEC that the Audit Committee did not conclude that fraud was committed. In particular the Audit Committee did not find that the Company intentionally misrepresented any aspect of the transaction in its financial statements in view of the fact that Company management directed and understood that the financial reporting of the transaction was reviewed and approved by KPMG.

Page 3 paragraph 2:

The statements concerning consultation disagreements are incomplete and inaccurate: KPMG insisted that the Audit committee complete its review and that the Audit committee and the Company reach conclusions with regard to the Transaction before KPMG would even discuss the Transaction. The decisions with regard to seeking guidance from the OCA were decisions of the Board of Directors.

Page 3 paragraph 3:

The Company’s Form 8-K filed on November 6, 2002 accurately reflects the guidance from OCA.

Page 4 paragraph 1:

The Company disagrees with KPMG’s assertion that the Audit Committee refused its request for written representations in connection with KPMG’s quarterly review for the period ending 3/31/02. In addition to the customary representations provided to KPMG by Company management, KPMG insisted that the Audit Committee provide further representations as a condition to its willingness to complete its SAS71 review. The Audit Committee provided written representations acceptable to KPMG and was never advised that KPMG considered the representations a scope limitation.

Page 4 paragraph 2:

In connection with its review of the Company’s proposed restatement, KPMG initially requested that each member of the Company’s Board of Directors provide written representations relating to the Company’s proposed restatement. The Company through the Audit Committee advised KPMG that it was inappropriate and unprecedented to demand such representations. The Company informed KPMG that management would reaffirm its representations as necessary in connection with the filing of any restated financial statements.

(b) The Company has engaged Ernst & Young as its new independent accountants effective as of November 6, 2002.

Except as described below, during the Company’s fiscal year ended March 31, 2000, nine month period ended December 31, 2000, the fiscal year ended December 31, 2001 and subsequent interim period preceding November 6, 2002, the Company has not consulted with Ernst & Young regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Prior to the engagement of Ernst & Young, the Company provided Ernst & Young written and oral information related to the Company’s accounting practices and procedures and specifically provided information related to the Audit Committee’s review of the Company’s revenue recognition practices for certain transactions including those described in Section (a)(iv) above. In consultation with Ernst & Young, the Company anticipates restating its accounting of revenues accrued in connection with a license agreement with Scientific-Atlanta that expired in 1999. Ernst & Young did not express these views in writing. Through March 31, 2002, the Company had recognized an aggregate of $113.5 million of license fees subsequent to the expiration of this agreement. As previously announced, the Company suspended recognition of revenues from Scientific-Atlanta on a going forward basis beginning with the three months ended June 30, 2002 and recorded an allowance equal to the outstanding receivable from Scientific-Atlanta. The Company anticipates that this restatement may affect the Company’s reported results from July 1999 through March 2002.

The Company did not consult KPMG concerning the Company’s anticipated restatement of the accounting for this transaction. As of October 30, 2002, KPMG had not indicated to the Company that it disagreed with the Company’s original accounting of this transaction.

The Company intends to release its restated unaudited financial statements for such periods no later than the due date of its quarterly report for the quarter ended September 30, 2002. The Company anticipates that these restated unaudited financial statements will also include adjustments to reclassify $2.7 million of advertising revenues between sectors and to correct certain clerical and other errors, which are not expected to have a material effect on the Company’s reported results. Moreover, in light of the Company’s ongoing SEC investigation and the appointment of new auditors, the Company may subsequently determine to make additional restatements of its past financial statements.

At the time of filing such restated unaudited financial statements with the SEC, such financial statements will not have been reviewed or audited by an independent accounting firm, and therefore will be deficient and will not comply with the requirements of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. As a result, these restated unaudited financial statements should not be relied upon. The Company intends to file restated audited financial statements that comply with these legal requirements as quickly as prudently possible. There can be no assurance, however, as to when Ernst & Young’s audit and review of such financial statements will be completed or that at the conclusion of Ernst & Young’s audit and review, Ernst & Young will give an opinion, unqualified or otherwise, on such financial statements without additional restatements.

Prior to the date of filing the Current Report on Form 8-K with the SEC, the Company requested that Ernst & Young review the disclosure in the Current Report on Form 8-K and provided Ernst & Young the opportunity to furnish the Company a letter addressed to the SEC containing any new information, clarification of the Company’s expression of its views or the respects in which Ernst & Young does not agree with the statements made by the Company hereunder. The Company intends to file any such letter as an exhibit in an amendment to this Current Report on Form 8-K/A.

ITEM 7(c). EXHIBITS.

16.1	Letter, dated November 11, 2002, from KPMG LLP regarding change in certifying accountant (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2002

GEMSTAR–TV GUIDE INTERNATIONAL, INC.

By:	/s/ JEFF SHELL

Name:	Jeff Shell

Title:	Chief Executive Officer